DHI Group Reports Third Quarter Financial Results; Raises Full Year Profitability Guidance While Reaffirming Revenue Target

CENTENNIAL, Colorado, November 10, 2025 - Today, DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights Compared to the Third Quarter 2024(1)

▪Total revenue was $32.1 million, down 9%.
•ClearanceJobs revenue was $13.9 million, up 1%.
•Dice revenue was $18.2 million, down 15%.
▪Total bookings were $25.4 million, down 12%.
•ClearanceJobs bookings were $12.0 million, down 7%.
•Dice bookings were $13.4 million, down 17%.
▪Net loss was $4.3 million, or $0.10 per diluted share, a net loss margin of 13%, compared to net loss of $0.2 million, or $0.00 per diluted share, a net loss margin of 1%. The net loss in the current year quarter was driven by the impairment of intangible assets of $9.6 million.
▪Non-GAAP earnings per share was $0.09 per diluted share, compared to $0.05 per diluted share.
▪Adjusted EBITDA increased 19% to $10.3 million, an Adjusted EBITDA Margin of 32% compared to $8.6 million, and a margin of 24%.
•ClearanceJobs Adjusted EBITDA was $5.9 million with a 43% Adjusted EBITDA Margin, compared to $6.3 million, and a margin of 46%.
•Dice Adjusted EBITDA was $6.2 million with a 34% Adjusted EBITDA Margin, compared to $4.0 million, and a margin of 19%.
▪Cash flow from operations was $4.8 million, compared to $5.5 million while fixed asset purchases declined $1.6 million, or 51%, to generate free cash flow of $3.2 million, compared to $2.3 million.
▪Cash was $2.3 million at quarter end compared to $2.1 million.
▪Total debt at the end of the quarter was $30.0 million on our $100 million revolver, down from $32.0 million.
▪Repurchased 804,000 shares for $2.3 million in the third quarter and 2.6 million shares for $6.2 million year to date under its stock repurchase program and from the vesting of share-based awards.
▪Completed the $5 million repurchase program authorized in January and launched a new $5 million program approved by the board, effective this month through November 2026.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Earnings Per Share, and Free Cash Flow, later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"ClearanceJobs again demonstrated the strength of its market position, growing revenue year over year despite ongoing government uncertainty, while Dice significantly improved its profitability as we continued streamlining operations and began transitioning customers to our modern self-service platform. Together, our brands generated increased free cash flow, maintained healthy margins, and continued strengthening the foundation for long-term growth. With AI-driven demand reshaping the tech hiring landscape and defense spending poised to increase significantly as a result of the recently passed $1.1 trillion U.S. defense budget, DHI is well-positioned to capitalize on these secular growth trends and deliver sustained value to our customers and shareholders."

Commenting on 2025 full-year guidance, Greg Schippers, CFO of DHI Group, commented:

"We remain confident in the long term growth prospects of our two tech-focused brands, and specifically ClearanceJobs in the near term, as a result of increased global defense spending and strong customer demand for cleared tech professionals. While we do not anticipate DHI total bookings growth to resume until the broader tech hiring environment stabilizes, we are reiterating our full-year revenue guidance of $126 to $128 million, with fourth-quarter revenue expected to be in the range of $29.5 to $31.5 million. As a result of our improved Dice margins, we are raising our full-year Adjusted EBITDA margin guidance to 27%, reflecting our cost management and operational efficiency."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Greg Schippers, Chief Financial Officer, will host a conference call today, November 10, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and will be available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, ClearanceJobs and Dice, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, a write-off of all or a part of our goodwill and intangible assets, backlog not accurately representing future revenue, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business and the development of new products and services, macroeconomic conditions, including government shutdowns, the impact of initiatives to restructuring or streamlining government agencies, such as DOGE, the risk that AI models will reduce demand for technology professionals in the workforce, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, inability to successfully integrate future acquisitions or identify and consummate future acquisitions, misappropriation or misuse of our intellectual property, claims against us for intellectual property infringement or failure to enforce our ownership of intellectual property, failure to attract and retain users who create and post original content on our web properties, taxation risks in various jurisdictions and the potential for unfavorable decisions related to tax assessments, taxation risks impacting our liability or past sales, and ability to make future sales, downturns in our customers' businesses, our indebtedness and our ability to borrow funds under our revolving credit facility or refinance our indebtedness, restrictions on our current and future operations under such indebtedness, development and use of artificial intelligence, failure to timely and efficiently scale, adapt and maintain our technology and infrastructure, capacity constraints, system failures or breaches of network security, usefulness of our candidate profiles to our customers, decreases in our user engagement, changes in search engines’ methodologies, failure to halt operations of third-party websites aggregating our data, reliance on third-party hosting facilities, our compliance with laws and regulations, U.S. and foreign government regulation of the Internet and taxation, failure to attract or retain key executives and personnel, our ability to navigate the cyclicality or downturns of the U.S. and worldwide economies, litigation related to infringement or other claims regarding our services or content, our ability to defend ownership of our intellectual property, global climate change, compliance with the continued listing standards of the New York Stock Exchange, volatility in our stock price, differences between estimates of financial projections and future results, failure to maintain controls over financial reporting, results of operations fluctuating on a quarterly and annual basis, our Section 382 Rights Plan may have an anti-takeover effect, and anti-takeover provisions in our governing documents may make changes to management difficult, and disruption resulting from unsolicited offers to purchase the company. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181

ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and non-GAAP Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Non-GAAP Earnings Per Share

Non-GAAP Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Non-GAAP Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash stock-based compensation, impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, and discrete tax items.

Non-GAAP Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Free Cash Flow

We define free cash flow as net cash provided by operating activities minus fixed asset purchases. We believe free cash flow is an important non-GAAP measure for investors as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. Management uses free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for fixed asset purchases during the period.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment and goodwill, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024

Revenue	$32,123	$35,283	$96,451	$107,141

Operating expenses:
Cost of revenue	4,589	5,068	15,069	15,145
Product development	2,877	4,776	9,857	14,303
Sales and marketing	9,082	11,585	30,751	36,302
General and administrative	6,974	7,574	20,688	22,097
Depreciation	3,362	4,542	11,107	13,584
Amortization	126	—	126	—
Restructuring	—	1,111	6,486	1,111
Impairment of intangible assets	9,600	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Total operating expenses	36,610	34,656	111,484	102,542
Operating income (loss)	(4,487)	627	(15,033)	4,599
Income from equity method investment	60	23	87	325
Impairment of investment	—	—	—	(400)
Interest expense and other	(614)	(755)	(1,893)	(2,546)
Income (loss) before income taxes	(5,041)	(105)	(16,839)	1,978
Income tax expense (benefit)	(772)	95	(1,978)	2,747
Net loss	$(4,269)	$(200)	$(14,861)	$(769)

Basic loss per share	$(0.10)	$—	$(0.33)	$(0.02)
Diluted loss per share	$(0.10)	$—	$(0.33)	$(0.02)

Weighted-average basic shares outstanding	44,823	44,873	45,224	44,550
Weighted-average diluted shares outstanding	44,823	44,873	45,224	44,550

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from (used in) operating activities:
Net loss	$(4,269)	$(200)	$(14,861)	$(769)
Adjustments to reconcile net loss to net cash flows from (used in) operating activities:
Depreciation	3,362	4,542	11,107	13,584
Amortization	126	—	126	—
Deferred income taxes	(789)	(400)	(1,187)	(350)
Amortization of deferred financing costs	37	37	109	109
Stock-based compensation	1,284	1,814	3,911	6,118
Income from equity method investment	(60)	(23)	(87)	(325)
Impairment of investment	—	—	—	400
Impairment of intangible assets	9,600	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Change in accrual for unrecognized tax benefits	23	61	(309)	174
Changes in operating assets and liabilities:
Accounts receivable	1,631	2,617	6,018	2,572
Prepaid expenses and other assets	(142)	(92)	726	489
Capitalized contract costs	623	—	598	(714)
Accounts payable and accrued expenses	(635)	2,440	(3,048)	(1,808)
Income taxes receivable/payable	27	43	(1,699)	(96)
Deferred revenue	(5,877)	(5,355)	(4,475)	(3,058)
Other, net	(178)	42	(452)	350
Net cash flows from operating activities	4,763	5,526	13,877	16,676
Cash flows used in investing activities:
Payments for acquisition	(1,400)	—	(1,400)	—
Purchases of fixed assets	(1,593)	(3,233)	(5,778)	(11,146)
Net cash flows used in investing activities	(2,993)	(3,233)	(7,178)	(11,146)
Cash flows from (used in) financing activities:
Payments on long-term debt	—	(3,000)	(8,000)	(19,000)
Proceeds from long-term debt	—	—	6,000	13,000
Payments under stock repurchase plan	(2,082)	—	(4,517)	—
Purchase of treasury stock related to vested restricted and performance stock units	(174)	(175)	(1,669)	(1,808)
Proceeds from issuance of common stock through ESPP	—	—	81	145
Net cash flows used in financing activities	(2,256)	(3,175)	(8,105)	(7,663)
Net change in cash for the period	(486)	(882)	(1,406)	(2,133)
Cash, beginning of period	2,782	2,955	3,702	4,206
Cash, end of period	$2,296	$2,073	$2,296	$2,073

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2025	December 31, 2024
Current assets
Cash	$2,296	$3,702
Accounts receivable, net	16,102	22,120
Income taxes receivable	1,937	238
Prepaid and other current assets	3,590	3,593
Total current assets	23,925	29,653
Fixed assets, net	14,918	20,390
Capitalized contract costs	6,867	7,465
Operating lease right-of-use assets	5,772	6,518
Investments	1,922	1,827
Acquired intangible assets	15,674	23,800
Goodwill	120,612	128,100
Other assets	2,786	3,618
Total assets	$192,476	$221,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,474	$16,154
Deferred revenue	40,714	44,934
Operating lease liabilities	1,732	1,625
Total current liabilities	55,920	62,713
Deferred revenue	268	522
Operating lease liabilities	7,757	8,995
Long-term debt	30,000	32,000
Deferred income taxes	182	1,369
Accrual for unrecognized tax benefits	751	1,060
Other long-term liabilities	321	387
Total liabilities	95,199	107,046
Total stockholders’ equity	97,277	114,325
Total liabilities and stockholders’ equity	$192,476	$221,371

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2025 and 2024 and balance sheets as of September 30, 2025 and December 31, 2024 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q3 2025	Q3 2024	$ Change	% Change
ClearanceJobs	$13,937	$13,842	$95	1%
Dice	18,186	21,441	(3,255)	(15)%
Total Revenue[1]	$32,123	$35,283	$(3,160)	(9)%

Net loss[2]	$(4,269)	$(200)	$(4,069)	n.m.
Net loss margin[3]	(13)%	(1)%	n.m.	n.m.
Diluted loss per share[2]	$(0.10)	$—	$(0.10)	—%
Non-GAAP earnings per share[5]	$0.09	$0.05	$0.04	80%
Adjusted EBITDA[5]	$10,273	$8,619	$1,654	19%
Adjusted EBITDA margin3 5	32%	24%	n.m.	n.m.

	Revenue
	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$40,940	$40,375	$565	1%
Dice	55,511	66,766	(11,255)	(17)%
Total Revenue[1]	$96,451	$107,141	$(10,690)	(10)%

Net loss[4]	$(14,861)	$(769)	$(14,092)	n.m.
Net loss margin[3]	(15)%	(1)%	n.m.	n.m.
Diluted loss per share[4]	$(0.33)	$(0.02)	$(0.31)	n.m.
Non-GAAP earnings per share[5]	$0.21	$0.17	$0.04	24%
Adjusted EBITDA[5]	$25,748	$26,160	$(412)	(2)%
Adjusted EBITDA margin3 5	27%	24%	n.m.	n.m.

(1) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.
(2) For the three months ended September 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, impairments, and severance, professional fees, and related costs of $11.3 million ($8.5 million net of tax), resulting in a net negative impact of $8.5 million, or $0.19 per diluted share. For the three months ended September 30, 2024, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, restructuring, and severance and related costs of $3.5 million ($2.6 million net of tax) and discrete tax items of $0.1 million, resulting in a net negative impact of $2.7 million, or $0.05 per diluted share.
(3) Net loss margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) For the nine months ended September 30, 2025, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, restructuring, impairments, and severance, professional fees, and related costs of $29.5 million ($24.1 million net of tax) and discrete tax items of $0.2 million, resulting in a net negative impact of $24.3 million, or $0.54 per diluted share. For the nine months ended September 30, 2024, net loss and diluted loss per share includes the net negative impact of non-cash stock-based compensation, restructuring, impairments, gain on investment, and severance and related costs of $8.1 million ($6.1 million net of tax) and discrete tax items of $2.3 million, resulting in a net negative impact of $8.4 million, or $0.19 per diluted share.
(5) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q3 2025	Q3 2024	$ Change	% Change
ClearanceJobs	$11,967	$12,801	$(834)	(7)%
Dice	13,417	16,081	(2,664)	(17)%
Total Bookings[2]	$25,384	$28,882	$(3,498)	(12)%

	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$40,353	$41,312	$(959)	(2)%
Dice	54,276	66,333	(12,057)	(18)%
Total Bookings[2]	$94,629	$107,645	$(13,016)	(12)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

(2) We had previously disclosed that career events were recorded within Dice. Career events have been reclassified between ClearanceJobs and Dice based on the nature of the event for all periods presented.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q3 2025	Q3 2024	$ Change	% Change
ClearanceJobs	$26,601	$24,762	$1,839	7%
Dice	$15,727	$16,330	$(603)	(4)%

	YTD 2025	YTD 2024	$ Change	% Change
ClearanceJobs	$26,144	$24,029	$2,115	9%
Dice	$15,848	$16,207	$(359)	(2)%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue(1):	Q3 2025	Q3 2024	YTD 2025	YTD 2024
ClearanceJobs	85%	91%	89%	95%
Dice	69%	74%	71%	79%

Renewal Rate on Count(2):
ClearanceJobs	76%	78%	77%	79%
Dice	68%	69%	68%	72%

(1) Represents the annual contract value renewed for all recruitment package contracts up for renewal in the period.
(2) Represents the total number of recruitment package contracts that renewed relative to the total number of recruitment package contracts up for renewal in the period.

	Retention Rates[1]
	Q3 2025	Q3 2024	YTD 2025	YTD 2024
ClearanceJobs	106%	109%	105%	112%
Dice	92%	96%	95%	99%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the annual contract value renewed, relative to the previous annual contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	September 30, 2025	September 30, 2024	Change	% Change
ClearanceJobs	1,822	1,982	(160)	(8)%
Dice	4,239	4,868	(629)	(13)%

	Deferred Revenue and Backlog[1]
	September 30, 2025	December 31, 2024	$ Change	% Change	September 30, 2024	$ Change	% Change
Deferred Revenue	$40,982	$45,456	$(4,474)	(10)%	$46,913	$(5,931)	(13)%
Contractual commitments not invoiced	53,289	59,294	(6,005)	(10)%	56,595	(3,306)	(6)%
Backlog	$94,271	$104,750	$(10,479)	(10)%	$103,508	$(9,237)	(9)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Non-GAAP Earnings Per Share
	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Reconciliation of Diluted Loss Per Share to Non-GAAP Earnings per Share:
Diluted loss per share	$(0.10)	$—	$(0.33)	$(0.02)
Non-cash stock-based compensation(1)	$0.03	0.04	0.08	0.14
Non-cash stock-based compensation, tax impact(2)	(0.01)	(0.01)	(0.02)	(0.03)
Impairments(1)	0.21	—	0.38	0.01
Impairments, tax impact(2)	(0.05)	—	(0.05)	—
Severance, professional fees and related costs(1)	0.01	0.01	0.04	0.02
Severance, professional fees and related costs, tax impact(2)	—	—	(0.01)	—
Gain on investments(1)	—	—	—	(0.01)
Restructuring(1)	—	0.02	0.14	0.03
Restructuring, tax impact(2)	—	(0.01)	(0.04)	(0.01)
Discrete tax items(3)	—	—	—	0.05
Other(4)	—	—	0.02	(0.01)
Non-GAAP earnings per share	$0.09	$0.05	$0.21	$0.17

Weighted average shares outstanding used in computing diluted earnings (loss) per share	44,823	44,873	45,224	44,550
Weighted average shares outstanding used in computing non-GAAP earnings per share	46,024	45,289	45,830	44,983

(1) Non-GAAP adjustment is presented on a gross basis, which excludes the impact of income taxes.
(2) The Company utilized a federal rate plus a net state rate that excluded the impact of share-based compensation awards and other discrete items to calculate its non-GAAP blended statutory income tax rate of 25% for all periods presented. The non-GAAP rate has been applied to compute the tax impact of non-GAAP adjustments.
(3) Discrete tax items resulted from the tax impacts of share-based compensation awards and state taxes related to research and development expenditures during the nine months ended September 30, 2024.
(4) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive, and for the impacts of rounding.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Free Cash Flow[1]
	Q3 2025	Q3 2024	$ Change	% Change
Reconciliation of Cash provided by operating activities to Free Cash Flow:
Cash provided by operating activities	$4,763	$5,526	$(763)	(14)%
Less:
Capitalized development costs[2]	1,507	3,107	(1,600)	(51)%
Other fixed asset purchases	86	126	(40)	(32)%
Total fixed asset purchases	1,593	3,233	(1,640)	(51)%
Free Cash Flow	$3,170	$2,293	$877	38%

	YTD 2025	YTD 2024	$ Change	% Change
Cash provided by operating activities	$13,877	$16,676	$(2,799)	(17)%
Less:
Capitalized development costs[2]	5,375	9,751	(4,376)	(45)%
Other fixed asset purchases	403	1,395	(992)	(71)%
Total fixed asset purchases	5,778	11,146	(5,368)	(48)%
Free Cash Flow	$8,099	$5,530	$2,569	46%

(1) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.
(2) Capitalized development costs consists of capitalized software costs and website development costs.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q3 2025	Q3 2024	YTD 2025	YTD 2024
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net loss	$(4,269)	$(200)	$(14,861)	$(769)
Interest expense	614	755	1,893	2,546
Income tax expense (benefit)	(772)	95	(1,978)	2,747
Depreciation	3,362	4,542	11,107	13,584
Amortization	126	—	126	—
Non-cash stock based compensation	1,284	1,814	3,883	6,118
Income from equity method investment	(60)	(23)	(87)	(325)
Impairment of intangible assets	9,600	—	9,600	—
Impairment of goodwill	—	—	7,800	—
Impairment of investment	—	—	—	400
Severance, professional fees and related costs	388	525	1,779	748
Restructuring	—	1,111	6,486	1,111
Adjusted EBITDA	$10,273	$8,619	$25,748	$26,160

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA:
Net cash flows from operating activities	$4,763	$5,526	$13,877	$16,676
Interest expense	614	755	1,893	2,546
Amortization of deferred financing costs	(37)	(37)	(109)	(109)
Income tax expense (benefit)	(772)	95	(1,978)	2,747
Deferred income taxes	789	400	1,187	350
Change in accrual for unrecognized tax benefits	(23)	(61)	309	(174)
Change in accounts receivable	(1,631)	(2,617)	(6,018)	(2,572)
Change in deferred revenue	5,877	5,355	4,475	3,058
Severance, professional fees and related costs	388	525	1,779	748
Restructuring	—	1,111	6,486	1,111
Changes in working capital and other	305	(2,433)	3,847	1,779
Adjusted EBITDA	$10,273	$8,619	$25,748	$26,160

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the three months ended September 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$4,970	$(6,334)	$(3,677)	$(5,041)
Interest expense	—	—	614	614
Depreciation	669	2,693	—	3,362
Amortization	126	—	—	126
Non-cash stock based compensation	162	299	823	1,284
Income from equity method investment	—	—	(60)	(60)
Impairment of intangible assets	—	9,600	—	9,600
Severance, professional fees and related costs	20	(37)	405	388
Adjusted EBITDA	5,947	6,221	(1,895)	10,273

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,937	$18,186	$—	$32,123

Income (loss) before income taxes	$4,970	$(6,334)	$(3,677)	$(5,041)
Income (loss) before income taxes margin(1)	36%	(35)%	n.m.	(16)%

Adjusted EBITDA	$5,947	$6,221	$(1,895)	$10,273
Adjusted EBITDA margin(1)	43%	34%	n.m.	32%

	For the three months ended September 30, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$5,343	$(500)	$(4,948)	$(105)
Interest expense	—	—	755	755
Depreciation	665	3,877	—	4,542
Non-cash stock based compensation	336	625	853	1,814
Income from equity method investment	—	—	(23)	(23)
Severance, professional fees and related costs	(6)	(14)	545	525
Restructuring	—	—	1,111	1,111
Adjusted EBITDA	6,338	3,988	(1,707)	8,619

Reconciliation of Adjusted EBITDA Margin:
Revenue	$13,842	$21,441	$—	$35,283

Income (loss) before income taxes	$5,343	$(500)	$(4,948)	$(105)
Income (loss) before income taxes margin(1)	39%	(2)%	n.m.	—%

Adjusted EBITDA	$6,338	$3,988	$(1,707)	$8,619
Adjusted EBITDA margin(1)	46%	19%	n.m.	24%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	For the nine months ended September 30, 2025
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$14,095	$(17,626)	$(13,308)	$(16,839)
Interest expense	—	—	1,893	1,893
Depreciation	2,245	8,862	—	11,107
Amortization	126	—	—	126
Non-cash stock based compensation	582	1,290	2,011	3,883
Income from equity method investment	—	—	(87)	(87)
Impairment of intangible assets	—	9,600	—	9,600
Impairment of goodwill	—	7,800	—	7,800
Severance, professional fees and related costs	304	48	1,427	1,779
Restructuring	372	3,844	2,270	6,486
Adjusted EBITDA	17,724	13,818	(5,794)	25,748

Reconciliation of Adjusted EBITDA Margin:
Revenue	$40,940	$55,511	$—	$96,451

Income (loss) before income taxes	$14,095	$(17,626)	$(13,308)	$(16,839)
Income (loss) before income taxes margin(1)	34%	(32)%	n.m.	(17)%

Adjusted EBITDA	$17,724	$13,818	$(5,794)	$25,748
Adjusted EBITDA margin(1)	43%	25%	n.m.	27%

	For the nine months ended September 30, 2024
Reconciliation of Income (loss) before income taxes to Adjusted EBITDA:	ClearanceJobs	Dice	Corporate	Total
Income (loss) before income taxes	$14,646	$143	$(12,811)	$1,978
Interest expense	—	—	2,546	2,546
Depreciation	1,989	11,595	—	13,584
Non-cash stock based compensation	1,135	2,107	2,876	6,118
Income from equity method investment	—	—	(325)	(325)
Impairment of investment	—	—	400	400
Severance, professional fees and related costs	(16)	(34)	798	748
Restructuring	—	—	1,111	1,111
Adjusted EBITDA	17,754	13,811	(5,405)	26,160

Reconciliation of Adjusted EBITDA Margin:
Revenue	$40,375	$66,766	$—	$107,141

Income (loss) before income taxes	$14,646	$143	$(12,811)	$1,978
Income (loss) before income taxes margin(1)	36%	—%	n.m.	2%

Adjusted EBITDA	$17,754	$13,811	$(5,405)	$26,160
Adjusted EBITDA margin(1)	44%	21%	n.m.	24%

(1) Income (Loss) Before Income Taxes Margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)
A reconciliation of Adjusted EBITDA Margin for the three and nine months ended September 30, 2025 and 2024 follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$32,123	$35,283	$96,451	$107,141

Net income (loss)	$(4,269)	$(200)	$(14,861)	$(769)
Net income (loss) margin(1)	(13)%	(1)%	(15)%	(1)%

Adjusted EBITDA	$10,273	$8,619	$25,748	$26,160
Adjusted EBITDA Margin(1)	32%	24%	27%	24%
(1) Net income (loss) margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance, professional fees and related costs, and restructuring charges. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure without unreasonable efforts.